UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2009

OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33306 (Commission File Number)	22-3761205 (IRS Employer Identification No.)
46429 Landing Parkway, Fremont, California 94538
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 580-8828
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Directors or Certain Officers
On May 13, 2009, Dr. Naoya Takahashi, a member of the Board of Directors of Opnext, Inc. (the “Company”) submitted a letter of resignation notifying the Company that he resigned from his position as director of the Company, effective as of May 13, 2009. Dr. Takahashi’s resignation was due to his new duties as a board member of Hitachi, Ltd., and not the result of any disagreement with the Company or any officers or directors thereof.
The Board of Directors of the Company has appointed Shinjiro Iwata to fill the vacancy caused by Dr. Takahashi’s resignation. Mr. Iwata will serve in such capacity until the next annual shareholders’ meeting, when he will stand for election, or his prior resignation or termination. Mr. Iwata currently serves as Vice President and Executive Officer, Chief Executive Officer of Service & Global Business for the Information & Telecommunication Systems Group of Hitachi, Ltd (“Hitachi”). He graduated from the School of Science and Engineering at Waseda University in 1972, and joined Hitachi that same year. Since then Mr. Iwata has held various positions at Hitachi, including Chief Executive Officer of Hitachi Data Systems Corporation from September 2001 to March 2006 and Executive Vice President of Hitachi Global Storage Technologies, Inc. from October 2007 to March 2009.
(e) Compensatory Arrangements of Certain Officers
Gilles Bouchard
On May 15, 2009, Gilles Bouchard and the Company entered into an Amended and Restated Employment Agreement, effective as of such date (the “Agreement”), pursuant to which Mr. Bouchard will serve as the Chief Executive Officer and President of the Company. The Agreement amends and restates Mr. Bouchard’s current employment agreement with the Company, dated as of November 1, 2007.
The term of Mr. Bouchard’s employment under the Agreement is for four years, commencing on May 15, 2009 and ending on May 15, 2013, subject to automatic renewal for successive one-year periods unless either party provides notice of such party’s intention not to renew the Agreement not less than sixty days prior to the expiration of the then-current term. The Agreement provides that Mr. Bouchard’s annual base salary will be $500,000 per year, and may be increased from time to time in the sole discretion of the Company’s board of directors or compensation committee. However, effective for the six-month period commencing on April 1, 2009, Mr. Bouchard’s annual base salary is reduced to $360,000 per year. The Agreement provides that our board of directors or compensation committee may determine that Mr. Bouchard’s base salary will remain at this reduced level after the expiration of such six-month period, but in no event beyond March 31, 2010. Pursuant to the Agreement, Mr. Bouchard has consented to this reduction of his base salary and has agreed that the reduction will not constitute “Good Reason” for purposes of the Agreement or any other agreement.

Commencing with the Company’s 2010 fiscal year and each fiscal year thereafter, Mr. Bouchard will be eligible to participate in the Company’s annual incentive bonus plan applicable to the most senior executives of the Company, under which Mr. Bouchard will have the potential to earn an annual bonus targeted at 100% of his unreduced annual base salary, contingent on the attainment of certain individual and/or Company performance criteria established and evaluated by our board of directors or compensation committee in accordance with the terms of such bonus plan as in effect from time to time.
Pursuant to the Agreement, on May 15, 2009, the Company granted Mr. Bouchard a non-qualified stock option to acquire 1,000,000 shares of the Company’s common stock under the Company’s Second Amended and Restated 2001 Long Term Stock Incentive Plan (the “Stock Incentive Plan”) with an exercise price equal to $2.30 per share, which is the last quoted per share sales price as of the close of business on the date of grant. This stock option will vest with respect to one-third of the shares subject thereto on each of May 15, 2010, May 15, 2011, and May 15, 2012, subject to Mr. Bouchard’s continued employment with the Company. In addition, provided that Mr. Bouchard remains employed by the Company on the date of grant, the Company has agreed to grant Mr. Bouchard a non-qualified stock option on February 15, 2010 to acquire 1,000,000 shares of the Company’s common stock under the Stock Incentive Plan with an exercise price equal to the last quoted per share sales price as of the close of business on the date of grant, and on terms and conditions set forth in a stock option agreement to be prescribed by the Company. In the event that Mr. Bouchard’s employment is terminated by the Company without Cause or by Mr. Bouchard for Good Reason (each as defined in the Agreement) on any date other than a scheduled vesting date, the installment of each stock option that was scheduled to vest on the next scheduled vesting date following the termination of employment will vest immediately prior to such termination. If Mr. Bouchard’s employment is terminated by the Company without Cause or by Mr. Bouchard for Good Reason within the twelve-month period immediately following a Change of Control (as defined in the Stock Incentive Plan) or by reason of Mr. Bouchard’s death or disability, the stock options will immediately become fully vested and exercisable.
In the event that Mr. Bouchard incurs a separation from service due to a termination by the Company without Cause or by Mr. Bouchard for Good Reason, Mr. Bouchard will be entitled to receive (i) a lump-sum cash severance payment equal to 100% of his unreduced annual base salary, payable within 10 days after the date of his separation from service, and (ii) a lump-sum cash payment equal to $30,000, payable within 10 days after the 18-month anniversary of the date of his separation from service, provided that he is not at the time of payment eligible to participate in a group health insurance plan of a subsequent employer. In the event that Mr. Bouchard incurs a separation from service due to his death or disability, or non-renewal of the Agreement by the Company, Mr. Bouchard (or his estate or beneficiaries) will receive the payment described in clause (ii) above. Except in the event of a termination due to his death, Mr. Bouchard’s right to receive these payments is subject to his execution and non-revocation of a general release of claims against the Company. In the event of a termination for Cause, resignation by Mr. Bouchard without Good Reason, or non-renewal of the Agreement by Mr. Bouchard, Mr. Bouchard will not be entitled to receive any further compensation or payments from the Company (except for unpaid base salary, accrued vacation and expense reimbursements relating to the period prior to the date of termination).
During his employment, Mr. Bouchard will be eligible to receive group welfare and retirement benefits in accordance with the Company’s plans and policies and will receive four weeks of paid vacation time each year.

Michael Chan
On May 15, 2009, Michael Chan and the Company entered into an amendment to Mr. Chan’s Amended and Restated Employment Agreement with the Company, dated as of July 29, 2008. The amendment provides that Mr. Chan will serve as Executive Vice President, Business Development and Product Portfolio Management of Opnext, and President of Opnext Subsystems, Inc. The amendment also provides that, effective for the six-month period commencing on April 1, 2009, Mr. Chan’s annual base salary will be reduced from $360,000 to $324,000 per year, and that our board of directors or compensation committee may determine that Mr. Chan’s base salary will remain at this reduced level after the expiration of such six-month period, but in no event beyond March 31, 2010. Pursuant to the amendment, Mr. Chan has consented to this reduction of his base salary and has agreed that the reduction will not constitute “Good Reason” for purposes of his employment agreement or any other agreement. The amendment also provides that in no event will any change in Mr. Chan’s position, title, duties or responsibilities to reflect a reduced business development role constitute “Good Reason” for purposes of his employment agreement or any other agreement.
The amendment also reflects an increase in Mr. Chan’s target annual bonus from 60% to 70% of his unreduced annual base salary, and provides that any severance payments that may become payable to Mr. Chan under his employment agreement will be calculated based on his unreduced annual base salary, and not his reduced base salary.
The amendment also provides that in connection with Mr. Chan’s relocation of his primary residence, provided that he remains continuously employed by the Company through the payment date, the Company will pay Mr. Chan a total of $300,000 in relocation bonuses, consisting of (i) a payment of $100,000 no later than May 31, 2009, (ii) a payment of $100,000 on or within 10 days following May 31, 2010, and (iii) a payment of $100,000 on or within 10 days following May 31, 2011. In the event that Mr. Chan’s employment is terminated by the Company without Cause or by Mr. Chan for Good Reason (each as defined in Mr. Chan’s employment agreement), or by reason of Mr. Chan’s death or disability prior to the date of payment of any relocation bonus, Mr. Chan (or his estate or beneficiaries) will receive any unpaid relocation bonuses at the times described above. If Mr. Chan’s employment is terminated for any other reason, he will not receive any relocation bonus not previously paid to him.
The foregoing summaries are qualified in their entirety by reference to the full text of Mr. Bouchard’s Amended and Restated Employment Agreement, and the amendment to Mr. Chan’s Amended and Restated Employment Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Gilles Bouchard
10.2	First Amendment to Employment Agreement between the Company and Michael Chan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.
Date: May 19, 2009	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Gilles Bouchard
10.2	First Amendment to Employment Agreement between the Company and Michael Chan